Exhibit 99.1

Investor Inquiries:

Financial Profiles, Inc.

Moira Conlon / Brandi Floberg

310-277-4907

Media Inquiries:

Breakaway Communications

Patty Oien

callwave@breakawaycom.com

415-358-2482

CallWave Announces Financial Results for Fiscal 2009 First Quarter

SAN FRANCISCO, Calif., November 12, 2008 — CallWave, Inc. (NASDAQ: CALL), a leading global provider of mobile and Web-based unified communications solutions, today reported financial results for the fiscal 2009 first quarter ended September 30, 2008.

Fiscal 2009 First Quarter Highlights

•	Launched FUZE, CallWave’s unique, enterprise-class, mobile, web-based collaboration and conferencing service.

•	Launched WebMessenger for iPhone, providing real time messaging and OCS extensibility to Apple’s popular mobile device.

•	Acquired WebMessenger technology for RSA-encrypted, platform-agnostic, real-time messaging and presence.

•	Demonstrated FUZE at Interop New York and Web 2.0. on Blackberry Bold, Apple iPhone and Nokia Eseries smartphones.

•	Reported revenue of $4.3 million and net loss of $2.5 million, or $(0.12) per share. Non-GAAP net loss was $1.1 million, or $(0.05) per share.[1]

•	Reduced operating expenses by 17% year-over year to $5.3 million.

•	Reported $31.4 million in cash, cash equivalents, marketable securities, and auction rate securities; no debt.

Jeff Cavins, Chief Executive Officer of CallWave, said, “I’m proud to report that we successfully launched FUZE and WebMessenger for iPhone in mid-September and with these exciting product offerings we are poised to build a customer base in the collaboration and conferencing market. Our FUZE and WebMessenger products offer significant advantages extending first-to-market desktop solutions to mobile devices.

[1]

All non-GAAP measures exclude stock-based compensation, amortization of intangible assets, and restructuring charges. Further information on non-GAAP measures are included in a detailed discussion of management’s use of non-GAAP measures and reconciliation tables herein.

- more -

CallWave, Inc.

“Early response from our initial FUZE beta launch is encouraging and we are making important inroads to transition from a consumer applications company to a global enterprise business. As we gain traction in the enterprise and SME markets, we expect to secure a growing customer base for both FUZE and WebMessenger in the second half of our fiscal year. We remain well capitalized and our business plan is fully funded,” Cavins concluded.

First Quarter Results

Mark Stubbs, Chief Financial Officer, said, “As our business continues to evolve, in addition to GAAP, we believe that providing non-GAAP financial measures presents a better gauge of CallWave’s core business. We use non-GAAP measures internally to evaluate the Company’s ongoing performance. Accordingly, we see these measures as useful to investors in enhancing an understanding of our operating performance.”

Fiscal 2009 first quarter non-GAAP measures exclude $200,000 in stock-based compensation, $396,000 in amortization of intangible assets and $778,000 in restructuring charges associated with the Company’s reorganization in August. Complete reconciliation tables of GAAP to non-GAAP financial measures are included in this press release.

Total revenue for the first quarter of fiscal 2009 was $4.3 million, compared with $4.6 million in the fourth quarter of fiscal 2008, and $5.4 million for the first quarter of fiscal 2008. The decrease for the first quarter of fiscal 2009 reflects the expected migration of the Company’s legacy Internet Answering Machine subscriber base.

Gross margin for the first quarter of fiscal 2009 was 59%, compared with 62% for the fourth quarter of fiscal 2008 and 64% for the first quarter of fiscal 2008. On a non-GAAP basis, gross margin for the first quarter of fiscal 2009 was 68%. This compares with a non-GAAP gross margin of 64% for the fourth quarter of fiscal 2008 and a non-GAAP gross margin of 66% for the first quarter of fiscal 2008.

Operating expenses totaled $5.3 million for the first quarter of fiscal 2009, compared with $3.9 million in the fourth quarter of fiscal 2008, and $6.4 million for the first quarter of fiscal 2008. Operating expenses for the first quarter of fiscal 2009 and fiscal 2008 included restructuring charges of $787,000 and $1.1 million, respectively. The year-over-year decrease in operating expenses was primarily due to reductions in headcount associated with CallWave’s legacy business, lower bad debt expense, facilities consolidation costs and lower management incentive programs. The sequential quarter increase in operating expenses was primarily a result of increased research and development expenses associated with bringing the Company’s new products to market. CallWave expects to continue to invest in new technologies and will be frequently upgrading its mobile collaboration and conferencing technologies in an effort to stay at the forefront of this market.

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CallWave, Inc.

Net loss for the first quarter of fiscal 2009 was $2.5 million, or $(0.12) per share. This compares with a net loss of $711,000, or $(0.03), for the fourth quarter of fiscal 2008, and a net loss of $2.3 million, or $(0.11) per share for the first quarter of fiscal 2008. On a non-GAAP basis, net loss was $1.1 million, or $(0.05) per share, for the first quarter of fiscal 2009. This compares with a non-GAAP net loss of $456,000, or $(0.02) per share, for the fourth quarter of fiscal 2008, and a non-GAAP net loss of $889,000, or $(0.04) per share, for the first quarter of fiscal 2008.

Balance Sheet Summary

As of September 30, 2008, the Company’s cash, cash equivalents, marketable securities, and auction rate securities totaled $31.4 million, compared with $46.1 million as of June 30, 2008. This decrease is primarily due to the purchase of technology from WebMessenger and SyncView for $10.0 million, $1.2 million in cash used in operations, and $3.1 million in additional unrealized losses on auction rate securities.

As of September 30, 2008, CallWave’s total assets were $48.9 million, working capital of $27.5 million and total shareholders’ equity of $46.3 million.

Conference Call Details

The CallWave fiscal 2009 first quarter teleconference and webcast is scheduled to begin at 4:30 p.m. Eastern Time, on Wednesday, November 12, 2008. To access the call, please dial 800-891-6020 in the U.S., or 660-422- 4961 outside the U.S, at least five minutes before start time. A live webcast and replay will also be available on the Investor Relations section of the Company’s website at http://investor.callwave.com. A telephonic replay of the call will also be available to investors through November 26, 2008 by dialing 800-642-1687 in the U.S., or 706-645-9291 outside the U.S., and entering the pass code 70241438.

Non-GAAP Financial Measures

CallWave reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP); however, CallWave believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many of CallWave’s investors have requested that the Company disclose non-GAAP information because it is useful in understanding CallWave’s performance as it excludes non-cash and other one-time charges that many investors believe may obscure CallWave’s true operating costs. Likewise, CallWave management uses non-GAAP measures to manage and assess the profitability of CallWave’s business and does not consider stock-based compensation expense, amortization of intangible assets or restructuring charges in managing operations. Specifically, management does not consider these expenses when developing and monitoring budgets and spending. The economic substance behind CallWave’s decision to exclude stock-based compensation and amortization of intangible assets relates to these charges being non-cash in nature. CallWave excludes restructuring charges as they are one-time events. Accordingly, CallWave uses calculations of non-GAAP operating loss, net loss, net loss per share and gross margin, which exclude amortization of intangible assets, stock-based compensation, and restructuring charges, to evaluate the Company’s ongoing operations and to allocate resources within the organization.

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CallWave, Inc.

As a result, CallWave’s management believes it is useful, for itself and investors, to review both GAAP information that includes such charges and non-GAAP financial measures that exclude these charges and that it enables such parties to have a better understanding of the overall performance of our ongoing business operations in the periods presented.

Whenever CallWave uses a non-GAAP financial measure it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

About CallWave, Inc.

CallWave is a global provider of unified communication applications which allow today’s professional to communicate, collaborate and conference from anywhere in the world via computer over any Web connection or with any leading 3G smartphone or Wi-Fi enabled device. CallWave’s FUZE is a mobile and web-based collaboration service that enables secure, real-time collaboration and presence. FUZE offers unique features including high-definition, synchronized video and image sharing. CallWave’s WebMessenger solutions securely extend instant messaging (IM) and Microsoft OCS to mobile devices.

Founded in 1998, CallWave is publicly traded on the Nasdaq under the symbol “CALL,” with headquarters located in San Francisco, California. Please visit: www.callwave.com.

This press release may contain certain statements of a forward-looking nature. Such statements are made pursuant to the “forward-looking statements” and “safe harbor” provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements.

-Financial Tables to Follow-

CallWave, Inc.

CALLWAVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended September 30,
	2008	2007
Revenue	$4,342	$5,352
Cost of sales	1,778	1,932

Gross profit	2,564	3,420
Operating expenses (1):
Sales and marketing	1,236	1,581
Research and development	1,636	1,609
General and administrative	1,661	2,162
Restructuring charges	787	1,095

Total operating expenses	5,320	6,447

Operating loss	(2,756)	(3,027)
Interest income	280	700

Loss before income taxes	(2,476)	(2,327)
Income tax expense	—	—

Net loss	$(2,476)	$(2,327)

Net loss per share:
Basic and diluted	$(0.12)	$(0.11)
Weighted average common shares outstanding:
Basic and diluted	21,176	20,899

(1) Includes stock-based compensation as follows:

Sales and marketing	$40	$87
Research and development	32	56
General and administrative	119	112
Restructuring charges	9	370

CallWave, Inc.

CALLWAVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net loss	$(2,476)	$(2,327)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	592	262
Stock based compensation	200	625
Bad debt expense	135	222
Loss on sale of marketable securities	—	18
Loss on disposal of fixed assets	280	—
Changes in operating assets and liabilities:
Accounts receivable, net of bad debt expense	34	(96)
Other assets	183	52
Accounts payable	(27)	(221)
Accrued payroll and other liabilities	(88)	394
Deferred revenue	(70)	9

Net cash used in operating activities	(1,237)	(1,062)
Cash flows from investing activities:
Purchases of intangible assets	(7,200)	—
Funding of purchase escrow	(1,800)	—
Purchases of marketable securities	—	(13,009)
Sales of marketable securities	748	9,245
Purchases of property and equipment	(146)	(310)

Net cash provided by (used in) investing activities	(8,398)	(4,074)
Cash flows from financing activities:
Repayment of short term debt	(1,000)	—
Proceeds from exercises of stock options and warrants	—	118

Net cash provided by (used in) financing activities	(1,000)	118

Effect of exchange rate changes on cash and cash equivalents	2	—
Net decrease in cash and cash equivalents	(10,633)	(5,018)
Cash and cash equivalents at beginning of the period	29,839	20,299

Cash and cash equivalents at end of the period	$19,206	$15,281

CallWave, Inc.

CALLWAVE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	As of September 30, 2008	As of June 30, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,206	$29,839
Restricted cash	1,800	—
Marketable securities, available for sale, at fair value	7,913	8,768
Accounts receivable; net of allowance for doubtful accounts of $247 and $285, respectively	1,605	1,774
Other current assets	409	581

Total current assets	30,933	40,962
Property and equipment, net	2,029	2,355
Intangible assets, net	12,453	5,652
Auction rate securities, available for sale, at fair value	4,250	7,492
Other assets	118	129

Total assets	$49,783	$56,590

Liabilities And Stockholders’ Equity
Current liabilities:
Accounts payable	$683	$710
Accrued payroll	590	583
Deferred revenue	530	600
Other current liabilities	1,660	1,754
Short term debt	—	1,000

Total current liabilities	3,463	4,647

Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, no par value; 100,000 shares authorized at September 30, 2008 and June 30, 2008; 21,176 and 21,176 shares issued and outstanding at September 31, 2008 and June 30, 2008, respectively	75,148	74,948
Other comprehensive loss	(5,884)	(2,537)
Accumulated deficit	(22,944)	(20,468)

Total stockholders’ equity	46,320	51,943

Total liabilities and stockholders’ equity	$49,783	$56,590

CallWave, Inc.

CALLWAVE, INC.

CONSOLIDATED INCOME STATEMENTS

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended September 30, 2008

(In thousands, except per share amounts, Unaudited)

	GAAP Results	Stock-based Comp/ Amortization of Intangible Assets	Restructuring Charges	Non-GAAP Results
Revenues	$4,342	$—	$—	$4,342
Cost of Sales	1,778	396	—	1,382

Gross Profit	2,564	396	—	2,960
Operating Expenses:
Sales and Marketing	1,236	40	—	1,196
Research and Development	1,636	32	—	1,604
General and Administrative	1,661	119	—	1,542
Restructuring Charges	787	9	778	—
Loss on Disposal of Property and Equipment	—	—	—	—

Total operating expenses	5,320	200	778	4,342

Operating loss	(2,756)	596	778	(1,382)
Interest Income, net	280	—	—	280

Loss before income taxes	(2,476)	596	778	(1,102)
Income tax provision	—	—	—	—

Net loss	$(2,476)	$596	$778	$(1,102)

Net loss per share:
Basic and diluted	$(0.12)			$(0.05)
Weighted-average common shares outstanding:
Basic and diluted	21,176			21,176

CallWave, Inc.

CALLWAVE, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended June 30, 2008

(In thousands, except per share amounts, Unaudited)

	GAAP Results	Stock-based Comp/ Amortization of Intangible Assets	Restructuring Charges	Non-GAAP Results
Revenues	$4,627	$—	$—	$4,627
Cost of Sales	1,754	88	—	1,666

Gross Profit	2,873	88	—	2,961
Operating Expenses:
Sales and Marketing	1,245	14	—	1,231
Research and Development	1,057	28	—	1,029
General and Administrative	1,603	117	—	1,486
Restructuring Charges	—	—	—	—
Loss on Disposal of Property and Equipment	8	8	—	—

Total operating expenses	3,913	167	—	3,746

Operating loss	(1,040)	255	—	(785)
Interest Income, net	329	—	—	329

Loss before income taxes	(711)	255	—	(456)
Income tax provision	—	—	—	—

Net loss	$(711)	$255	$—	$(456)

Net loss per share:
Basic and diluted	$(0.03)			$(0.02)
Weighted-average common shares outstanding:
Basic and diluted	21,151			21,151

CallWave, Inc.

CALLWAVE, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended September 30, 2007

(In thousands, except per share amounts, Unaudited)

	GAAP Results	Stock-based Comp/ Amortization of Intangible Assets	Restructuring Charges	Non-GAAP Results
Revenues	$5,352	$—	$—	$5,352
Cost of Sales	1,932	88	—	1,844

Gross Profit	3,420	88		3,508
Operating Expenses:
Sales and Marketing	1,581	87	—	1,494
Research and Development	1,609	56	—	1,553
General and Administrative	2,162	112	—	2,050
Restructuring Charges	1,095	370	725	—

Total operating expenses	6,447	625	725	5,097

Operating income loss	(3,027)	713	725	(1,589)
Interest Income, net	700	—	—	700

Income before income taxes	(2,327)	713	725	(889)
Income tax provision	—	—	—	—

Net loss	$(2,327)	$713	$725	$(889)

Net loss per share:
Basic and diluted	$(0.11)			$(0.04)
Weighted-average common shares outstanding:
Basic and diluted	20,899			20,899

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